EXHIBIT 10.2

SECURED PROMISSORY NOTE

U.S. $54,000.00	Pompano Beach, Florida
May 7, 2012

1.   Parties.

1.0	Random Source, Inc., a Florida corporation (the "Maker").

1.1	Eugene M. Kennedy (the "Payee").

2.   Maker's Promise to Pay for value received.  Maker promises to pay to the order of Payee, its successors or assigns, Fifty-Four Thousand Dollars ($54,000.00) (the "Principal") and interest at the annual rate of Eight (8%) Percent (the “Interest”) which has heretofore been prepaid through the maturity date.

3.   Security. Maker shall issue and deliver to Payee, on or before the date of this Secured Promissory Note, Two Million (2,000,000) shares (the “Shares”) of its Common Stock carrying piggy-back registration rights to be included in the first Registration Statement filed by the Maker after the date of this Secured Promissory Note. Payee shall hold the Shares in escrow pending satisfaction of this Promissory Note on or before maturity. Upon timely payment of the Principal and Interest in full, the Shares shall be transferred by the Payee to the Maker and the security escrow shall terminate forthwith.

4.   Payment.  Maker shall pay the principal and interest in full on or before August 7, 2012, i.e. within 90 days of the date first above written.

•	Interest shall be calculated on the basis of the actual number of days elapsed divided by 365.

•	All payments hereunder shall be made in money of the United States of America.

5.   Default. Upon default of this Promissory Note, Principal or Interest, the Shares shall be forfeit immediately without notice, demand, presentment or process of any kind. Maker specifically acknowledges and agrees to this material provision of its Promissory Note obligation hereunder.

a. It is the intent of the parties hereto that in the event of default by the Maker, the Payee shall retain the Shares released from any escrow, and free and clear of any other encumbrance, claim or liability to the Maker, of any nature whatsoever, in full satisfaction of the Promissory Note obligation herein.

6.   Prepayment.    This Note may be prepaid in whole, without penalty, provided Borrower gives Lender at least five (5) days prior written notice thereof. Any prepayment shall be accompanied by an amount equal to the Interest accrued thereon to the date of receipt of such prepayment in collected funds.  Prepayments shall be applied in the inverse order of Principal payments required by this Note.

7.   Place of Payment.   All payments hereunder shall be made at Payee’s address of 964 SE 9th Avenue, Pompano Beach, FL 33060 or such other place as Payee may from time to time designate in writing.

8.   Further on Default.  If any payment of Principal, Interest, or other sum due Payee hereunder is not paid within 10 days of when due, then this Note shall be in default.

9.   Waivers.  The Maker and any endorsers, sureties, guarantors, and all others who are, or may become liable for the payment hereof severally:  (a) waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time to time prior to or after the maturity date hereof, whether by  acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c)  agree to immediate release of all of the security for the indebtedness evidenced by this Note upon default thereof or the addition or release of any party or person primarily or secondarily liable hereon, (d) agree that the Payee shall not be required first to institute any suit, or to exhaust any of its remedies against the undersigned or any other person or party to become liable hereunder security in order to foreclose upon the security and (e) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Payee), the undersigned shall be and remain, jointly and severally directly and primarily liable for all sums due under this Note unless forfeiture of the security shall first occur.

10.   Submission to Jurisdiction.  Maker, and any endorsers, sureties, guarantors and all others who are, or who may become, liable for the payment hereof severally, irrevocably and unconditionally (a) agree that any suit, action, or other legal proceeding arising out of or relating to this Note may be brought, at the option of the Payee, in a court of record of the State of Florida in Broward County, in the Circuit Court for the Seventeenth Judicial Circuit of Florida, or in any other court of competent jurisdiction; (b) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waive any objection which it or they may have to the laying of venue of any such suit, action, or proceeding in any of such courts.

11.   Miscellaneous Provisions.

11.1	The term Payee as used herein shall mean any holder of this Note.

11.2	Time is of the essence in this Note.

11.3	The captions of sections of this Note are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

11.4
This Note shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida (excluding the principles thereof governing conflicts of law), and federal law, in the event federal law permits a higher rate of interest than Florida law.

11.5
If any provision or portion of this Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Note, and the remaining provisions and portions thereof shall continue in full force and effect.

11.6
This Note may not be amended, extended, renewed or modified nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by the Payee: Any waiver of any provision hereof shall be effective only in the specific instance and for the specific purpose for which given.

12.   Waiver of Trial by Jury.  THE PARTIES HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO, THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE SUBJECT TRANSACTION.

Witness Signature:	Maker:

Random Source, Inc.
Print Name:
By:
Witness Signature:	David Kriegstein Chief Executive Officer

Print Name:

STATE OF FLORIDA	)
)SS:
COUNTY OF BROWARD	)

The foregoing instrument was acknowledged before me this 7th day of May, 2012 by David A. Kriegstein to is personally known to me or has produced ____________________ as identification and who (  ) did or (  ) did not take an oath.

My Commission Expires:
Notary Public
State of Florida at Large

Print Name of Notary

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